SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2021

Alterola Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hamilton Square Birkenhead Merseyside, United Kingdom	CH41 5AR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 151 601 9477

340 S. Lemon Ave # 4041, Walnut, California 91789 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2021, Alterola Biotech, Inc. (the “Company”) entered into an Stock Transfer Agreement (the “Agreement”) with ABTI Pharma Limited, a company registered in England and Wales (“ABTI Pharma”), pursuant to which the Company will acquire all of the outstanding shares of capital stock of ABTI Pharma from its shareholders in exchange for 600,000,000 shares of the Company pro rata to the ABT Pharma shareholders.

On May 24, 2021, the Company and the shareholders of ABTI Pharma memorialized a new closing date in an amendment to the Agreement (the “Amendment”). We have already issued the 600,000,000 shares in anticipation of the closing and the transaction will close upon the ABTI Pharma shares being transferred to the Company, which will occur upon the filing of the Company’s December 31, 2020 quarterly report on Form 10-Q with the Securities and Exchange Commission.

The foregoing description of the Amendment is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Amendment to Stock Transfer Agreement, dated May 24, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Timothy Rogers

Timothy Rogers

Chief Executive Officer

Date: May 25, 2021

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